Exhibit 10.30

Paycheck Protection Program Promissory Note and Agreement

Wells Fargo SBA Lending

Borrower Names:

Gold Leaf Distribution LLC

Important Notice: This Instrument Contains A Confession Of Judgment Provision Which Constitutes A Waiver Of Important Rights You May Have As A Debtor And Allows The Creditor To Obtain A Judgment Against You Without Any Further Notice. Venue Will Be In The City Of Richmond.

Paycheck Protection Program Promissory Note and Agreement

1. Parties To Agreement And Acceptance

This Wells Fargo Paycheck Protection Promissory Note and Agreement (“Agreement”) governs the Wells Fargo Paycheck Protection Loan (“Loan”) that Wells Fargo Bank, N.A. (“we” or “Lender”) is providing to you (if a sole proprietor) or your business organization, Borrower(s) listed above, (such a sole proprietor or business organization are referred to in this Agreement as “Customer”, “you”, and “your” or “Borrower”) and your designated representatives. The Loan is established under the terms and conditions of the SBA program of the United States Small Business Administration (“SBA”) and the USA CARES Act (2020)(H.R. 748)(15 U.S.C 636 et seq.) (the “Act”) and the availability of the Loan is expressly contingent on funds being available from the SBA under the Act to guaranty this Loan. You agree to be bound by and comply with each and every following term and condition of this Agreement. Lender agrees, based on the terms and conditions and relying upon the representations and warranties set forth in this Agreement, to make available to Borrower the Loan as more fully described herein.

2. Promise to Pay

Borrower promises to pay to Lender, or order, the principal amount of $13,350, together with interest on the outstanding principal balance. Borrower will pay Lender at Lender’s address shown in this Agreement or at such other place as Lender may designate in writing.

3. Interest

Interest will accrue on the outstanding principal balance at a fixed rate of 1.00%. Interest will be calculated as described in the Interest Accrual Basis paragraph below.

4. Interest Accrual Basis

Interest shall be computed on an actual/365 simple interest basis; that is, by multiplying the applicable interest rate, times the outstanding principal balance, times the actual number of days the principal is outstanding and dividing by a year of 365 days.

5. Repayment

Payments shall be due and payable monthly in the amount of $566.44 commencing 11/01/2020 and continuing on Day 03 of each month thereafter until maturity. The Loan shall mature two (2) years from the date of this Agreement 05/03/2022, at which time all unpaid principal, accrued interest, and any other unpaid amounts shall be due and payable in full. Unless otherwise agreed, all sums received from Borrower may be applied to interest, fees, principal, or any other amounts due to Lender in any order at Lender’s sole discretion.

As discussed further herein, the Borrower may apply for the loan to be forgiven in whole or in part.

If any portion of the principal and/or interest payments are forgiven by the Lender, upon forgiveness, the remaining balance of the loan will be reamortized over the remaining term with the entire principal balance remaining unpaid, along with all accrued and unpaid interest, due and payable upon the Maturity Date.

6. Permissible Use

The Account will be used for only for purposes authorized by the Act, specifically the Paycheck Protection Program contained within such Act.

In no event shall the Loan be used for any transaction that is illegal under any applicable law. You represent that you (if a sole proprietor) and your business organization are not a Money Service Business as defined by federal law, or have identified yourself to Lender as such a business and have complied with all applicable laws, rules and regulations governing such businesses.

7. Forgiveness

The Borrower will not be responsible for any loan payment if Borrower provides to Lender, in its sole and absolute discretion, sufficient documentation that (i) the Borrower used all of the loan proceeds for forgivable purposes described below and (ii) employee and compensation levels are maintained.

The actual amount of loan forgiveness will depend, in part, on the total amount of payroll costs, payments of interest on mortgage obligations incurred before February 15, 2020, rent payments on leases dated before February 15, 2020, and utility payments under service agreements dated before February 15, 2020, over the eight-week period following the date of the loan. Not more than 25 percent of the loan forgiveness amount may be attributable to non-payroll costs. The following is an exhaustive list of forgivable purposes:

1)	payroll costs (as defined in the Act and in 2.f.);
2)	costs related to the continuation of group health care benefits during periods of paid sick, medical, or family leave, and insurance premiums;
3)	mortgage interest payments (but not mortgage prepayments or principal payments);
4)	rent payments;
5)	utility payments;
6)	interest payments on any other debt obligations that were incurred before February 15, 2020; and/or
7)	refinancing an SBA EIDL loan made between January 31, 2020 and April 3, 2020.

8. Late Charges

For each payment of principal, interest, and/or fees which has not been paid in full within fifteen days after its date due, Borrower will pay to Lender a late charge of $15.00 or five percent (5%) of the amount due, whichever is greater. Borrower acknowledges and agrees that the amount of this late fee is reasonable with respect to this Loan, taking into account Lender’s expectation of timely receipt of payments with regard to the favorable pricing of this Loan, and the operational, administrative and regulatory burdens flowing from late payments and delinquencies. To the extent this late fee or any other fee or charge set forth in this Agreement may be prohibited or exceed any limit provided by any present or future applicable law, such fee or charge shall be reduced to the maximum amount allowed.

9. Prepayment

Borrower may prepay principal of the Loan at any time, in any amount, without penalty.

10. Default

The following constitute defaults under this Agreement:

1)	a payment is not made when it is due;
2)	the terms of this Agreement are breached in any way;
3)	Customer defaults under the terms of any other obligation to Lender;
4)	a bankruptcy petition is filed by or against Customer or any of Customer’s owners;
5)	a significant change occurs in the ownership or organizational structure of Customer or in the type or volume of such Customer’s business or the death of a Customer;
6)	Customer becomes insolvent or is dissolved, or Lender otherwise believes in good faith that the prospect of payment and/or performance under this Agreement;
7)	payments to the Loan are returned or reversed for any reason;
8)	Customer fails to submit required information the Lender deems necessary.

11. Remedies

In the event of any Default or failure to meet any condition under the preceding paragraphs, or upon any termination of a Loan, Lender may, at its option and without prior notification:

1)	close any and all Loans to all use, as well as any other accounts for which the Customer is liable to Lender;
2)	accelerate payment of the full balance on any or all Loans as well as any or all other accounts for which the Customer is liable to Lender, and thereby require immediate payment of the full balance, including, without limitation any Late Charges or any other charges or fees of any kind due Lender.
3)	Lender may exercise its right of set-off against any obligation Lender owes to you, including a set-off to the extent permitted by law against any deposit account(s) you have with Lender.

12. Borrower hereby certifies and represents that:

1)	Borrower is eligible to receive a loan under the rules in effect at the time the loan is made that have been issued by the Small Business Administration (SBA) implementing the Paycheck Protection Program under Division A, Title I of the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) (the Paycheck Protection Program Rule).
2)	Borrower does not operate an ineligible business under the CARES Act and any implementing rules, 13 CFR 120.110 and described further in SBA’s Standard Operating Procedure 50 10, Subpart B, Chapter 2. Borrower further certifies that Borrower is not engaged in any activity that is illegal under federal, state or local law.
3)	Borrower (1) is an independent contractor, eligible self-employed individual, or sole proprietor or (2) employs no more than the greater of 500 or employees or, if applicable, the size standard in number of employees established by the SBA in 13 C.F.R. 121.201 for the Applicant’s industry.
4)	The Borrower or any owner of Borrower is not presently suspended, debarred, proposed for debarment, declared ineligible, voluntarily excluded from participation in this transaction by any Federal department or agency, or presently involved in any bankruptcy.
5)	The Borrower, any owner of Borrower or any business owned or controlled by either of them, has not obtained a direct or guaranteed loan from SBA or any other Federal agency that is currently delinquent or has defaulted within the last seven (7) years and caused a loss to the government.
6)	The Borrower (if an individual) or any individual owning 20% or more of the equity of the Borrower is not (a) subject to an indictment, criminal information, arraignment, or other means by which formal criminal charges are brought in any jurisdiction, (b) presently incarcerated, or (c) on probation or parole.
7)	Within the last five (5) years, the Borrower (if an individual) or any individual owning 20% or more of the equity of the Borrower has not (a) been convicted of a felony; (b) pleaded guilty to a felony; (c) pleaded nolo contendere to a felony; (d) been placed on pretrial diversion for a felony; or (e) been placed on any form of parole or probation (including probation before judgment) for felony charges.
8)	The Borrower is not a household employer (e.g. an individual who employs household employees such as nannies or housekeepers).
9)	All documents submitted to Lender, including without limitation, payroll processor records, payroll tax filings, Form 1099-MISC, or bank records, are true and correct.
10)	The United States is the principal place of residence for all employees of the Borrower included in the Borrower’s payroll calculation submitted to Lender.
11)	If the Borrower operates a franchise business, such franchise is listed on the SBA Franchise Directory.
12)	Any loan received by the Borrower under Section 7(b)(2) of the Small Business Act between January 31, 2020 and April 3, 2020 was for a purpose other than paying payroll costs and other allowable uses loans under the Paycheck Protection Program Rule.
13)	The Borrower was in operation on February 15, 2020 and had employees for whom it paid salaries and payroll taxes or paid independent contractors, as reported on Form(s) 1099-MISC.
14)	Current economic uncertainty makes this Loan request necessary to support the ongoing operations of the Borrower.
15)	The funds will be used to retain workers and maintain payroll or make mortgage interest payments, lease payments, and utility payments, as specified under the Paycheck Protection Program Rule; I understand that if the funds are knowingly used for unauthorized purposes, the federal government may hold me legally liable, such as for charges of fraud.
16)	During the period beginning on February 15, 2020 and ending on December 31, 2020, the Borrower has not and will not receive another loan under the Paycheck Protection Program.
17)	Borrower certifies that the information provided in the application and the information provided in all supporting documents and forms is true and accurate in all material respects. Borrower understands that knowingly making a false statement to obtain a guaranteed loan from SBA is punishable under the law, including under 18 USC 1001 and 3571 by imprisonment of not more than five years and/or a fine of up to $250,000; under 15 USC 645 by imprisonment of not more than two years and/or a fine of not more than $5,000; and, if submitted to a federally insured institution, under 18 USC 1014 by imprisonment of not more than thirty years and/or a fine of not more than $1,000,000.
18)	Borrower acknowledges that the lender will confirm the eligible loan amount using required documents submitted. Borrower understands, acknowledges and agrees that the Lender can share any tax information that it has provided with SBA’s authorized representatives, including authorized representatives of the SBA Office of Inspector General, for the purpose of compliance with SBA Loan Program Requirements and all SBA reviews.
19)	The undersigned officer of the Borrower is duly authorized to execute and deliver this Agreement, the Note and all other documents executed in connection therewith, and the performance by the Borrower of the transactions herein contemplated are and will be within its powers, have been duly authorized by all necessary entity action, and are not and will not be in contravention of any order of court or other agency of government, of law or, if applicable, its organizing or governing documents, or any indenture, agreement or undertaking to which it is a party or by which its property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of such Borrower.

13. Indemnification

Borrower agrees to indemnify Lender and hereby holds Lender harmless against any and all claims, actions, suits, proceedings, costs, expenses, brokerage or other fees, including reasonable attorneys’ fees, losses, damages and liabilities of any kind, including in tort, penalties and interest, which Lender may incur in any manner other than Lender’s own gross negligence or willful misconduct, by reason of any matter relating, directly or indirectly, to the Loan and the Loan Documents, including, but in no way limited to, without limitation, the calculation of the maximum Loan amount or the amount of the Loan that qualifies as eligible for forgiveness.

14. Attorney’s fees and costs

Customer agrees to pay Lenders attorney’s fees and costs: 1) related to this Agreement; or 2) related to enforcing this Agreement against customer or customer’s owners (if applicable); or 3) related to collecting any amounts due under this Agreement from Customer or Customer’s owners (if applicable).

15. Collateral Exclusions

No deed of trust, mortgage, security deed, or similar real estate collateral agreement (“Lien Document”), nor any personal property security agreement other than this Agreement or any modification of same (“Security Agreement”), shall secure this Note unless such Lien Document or Security Agreement specifically describes this Agreement as a part of the indebtedness secured thereby. As used herein, this “Agreement” means either (i) this Agreement or (ii) a promissory note, Confirmation Letter or other evidence of indebtedness which has been modified, renewed or extended in whole or in part by this Agreement. This exclusion shall apply notwithstanding the fact that such Lien Document or Security Agreement may appear to secure this Agreement by virtue of a cross-collateralization provision or other provisions expanding the scope of the secured obligations.

16. Supplemental provisions concerning cross-collateralization and personal property

Notwithstanding anything to the contrary in any Lien Document which specifically describes this Agreement as a part of the indebtedness secured thereby, (1) any cross-collateralization provision and any other provisions contained therein expanding the scope of the secured obligations beyond the Secured Debt, any related “swap agreements” (as defined in 11 U.S.C. Section 101), and obligations to protect and preserve collateral, shall have no force or effect, and (2) any lien or security interest granted in such Lien Document upon personal property shall not include any items of personal property located in a Covered Structure unless all applicable requirements of the Act, if any, have been satisfied with respect to such items of personal property. As used herein, “Secured Debt” means this Agreement and any other notes or agreements evidencing indebtedness specifically described or listed in and expressly secured by any such Lien Document(s) and modifications, renewals, and extensions of such notes and agreements, and “Covered Structure” means a building or mobile home as defined in the National Flood Insurance Act (as amended) and its implementing regulations (collectively, the “Act”) located in an area designated by the Administrator of the Federal Emergency Management Agency as a special flood hazard area which requires flood insurance pursuant to the terms of the Act. Additionally, notwithstanding anything to the contrary in the Agreement, personal property security interests granted pursuant to the terms of the Agreement shall not secure any obligations beyond this Agreement any related “swap agreements” (as defined in 11 U.S.C. Section 101), and obligations to protect and preserve collateral. This exclusion shall apply notwithstanding the fact that the Agreement may appear to secure such other obligations by virtue of the definition of Indebtedness contained in the Agreement.

17. Money Laundering, Sanctions, Corrupt Practices, and Compliance with all laws

Borrower represents, warrants and agrees that Borrower, all Borrowers, and any of their parents, affiliates, subsidiaries, officers, directors, or agents (the “Borrowing Group”) (1) are not now and will not become a Sanctioned Target (as defined below) of any trade, economic, financial, sectoral or secondary sanctions, restrictions, embargoes or anti-terrorism laws promulgated by the United Nations or the governments of the United States, the United Kingdom, the European Union, or any other governmental authority with jurisdiction over any of the Borrowing Group (collectively, “Sanctions”), and are not owned or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, a Sanctioned Target, (2) now comply and will at all times comply with, and have instituted and maintain, policies, procedures and controls reasonably designed to assure compliance with, the requirements of all laws, rules, regulations and orders of any governmental authority with jurisdiction over any of the Borrowing Group, or that are otherwise applicable to the Borrowing Group, including, without limitation, (a) all Sanctions, (b) all laws and regulations that relate to money laundering, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto (“Anti-Money Laundering Laws”), and (c) the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act of 2010, as amended, and any other anti-bribery or anti-corruption laws and regulations in any jurisdiction in which the Borrowing Group is located or doing business (“Anti-Corruption Laws”), (3) to the best of Borrower’s knowledge, after due care and inquiry, are not under investigation for an alleged violation of Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws by a governmental authority that enforces such Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws, (4) will not at any time directly or indirectly use any proceeds of any credit extended by Lender to fund, finance or facilitate any activities, businesses or transactions that are prohibited by Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws, or that would be prohibited by the same if conducted by Lender or any other party hereto, and (5) shall not fund any repayment of the credit with proceeds, or provide as collateral any property, that is directly or indirectly derived from any transaction or activity that is prohibited by Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws, or that could otherwise cause the Lender or any other party to this agreement to be in violation of Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws. Borrower shall notify Lender in writing not more than one (1) business day after first becoming aware of any breach of the foregoing paragraph. “Sanctioned Target” means any target of Sanctions, including (1) persons on any list of targets identified or designated pursuant to any Sanctions, (2) persons, countries, or territories that are the target of any territorial or country-based Sanctions program, (3) persons that are a target of Sanctions due to their ownership or control by any Sanctioned Target(s), or (4) persons otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.

18. Laws governing this agreement

The laws of the state of South Dakota shall govern this Agreement. If any part of this Agreement cannot be enforced, this fact will not affect the rest of this Agreement. Lender may delay or forego enforcing any of its rights or remedies under this Agreement without losing them. Notwithstanding anything to the contrary, this Agreement shall not require or permit the payment, taking, reserving, receiving, collection, or charging of any sums constituting interest that exceed any maximum amount of interest permitted by applicable law. Any such excess interest shall be credited against the then unpaid principal balance or refunded to Customer. Without limiting the foregoing, all calculations to determine whether interest exceeds the maximum amount shall be made by amortizing, pro-rating, allocating, and spreading such sums over the full term of the loan.

19. Limitation on Lawsuits

Customer agrees that any lawsuit based upon any cause of action which Customer may have against Lender must be filed within one year from the date that it arises or Customer will be barred from filing the lawsuit. This limitation is intended to include tort, contract, and all other causes of action for which Customer and Lender may lawfully contract to set limitations for bringing suit.

20. Credit Evaluation

Credit reports and re-evaluation of credit: You authorize Lender to obtain business and personal credit bureau reports in the name of the Customer or its owners, at any time. You agree to submit to Lender current financial information in the name of the Customer and to submit to Lender, current financial information in its name, and the name of its owners at any time upon request. Such information shall be used for the purpose of evaluating or re-evaluating Customer’s or its owners’ creditworthiness. You also authorize Lender to use such information and to share it with its affiliates in order to determine whether you are qualified for other products and services offered by Lender and its affiliates. Lender may report its credit experience with Customer, its owners’, and Customer’s Loan(s) to third parties. Customer agrees that Lender may release information about Customer, its owners’, the Loan Borrower(s)’ and/or Customer’s Loan to Lender affiliates.

Important Notice about Credit Reporting: Lender may report information about your Loan(s) to credit bureaus and/or consumer reporting agencies in your name or the name of your business organization. Late payments, missed payments, or other defaults on your Loan(s) may be reflected in your personal credit report or your business organization’s credit report(s).

21. ARBITRATION

1)	Binding Arbitration: The parties hereto agree, upon demand by any party, to submit any dispute to binding arbitration in accordance with the terms of this Paragraph 19 (the “Arbitration Program”). Arbitration may be demanded before the institution of a judicial proceeding, or during a judicial proceeding, but not more than 60 days after service of a complaint, third party complaint, cross-claim, or any answer thereto, or any amendment to any of such pleadings. A “Dispute” shall include any dispute, claim, or controversy of any kind, in contract or in tort, legal or equitable, now existing or hereafter arising, relating in any way to any aspect of this agreement, or any other agreement, document or instrument to which this Arbitration Program is attached or in which it appears or is referenced, or any related agreements, documents or instruments or any renewal, extension, modification, or refinancing of any indebtedness or obligation relating to the foregoing, including without limitation, their negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default, or termination. This provision is a material inducement for the parties entering into the transactions relating to this Agreement, DISPUTES SUBMITTED TO ARBITRATION ARE NOT RESOLVED IN COURT BY A JUDGE OR JURY. TO THE EXTENT ALLOWED BY APPLICABLE LAW, THE PARTIES IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY DISPUTE ARBITRATED PURSUANT TO THIS ARBITRATION PROGRAM.
2)	Governing Rules: Any arbitration proceeding will: (i) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (ii) be conducted by the American Arbitration Association (“AAA”), or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees, and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large complex commercial disputes to be referred to herein, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Arbitration proceedings hereunder shall be conducted at a location mutually agreeable to the parties, or if they cannot agree, then at a location selected by the AAA in the state of South Dakota. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute. The arbitrator shall award all costs and expenses of the arbitration proceeding. Nothing contained herein shall be deemed to be a waiver by any party that is a lender of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

3)	No Waiver of Provisional Remedies, Self-Help, and Foreclosure: The arbitration requirement does not limit the right of any party to: (i) foreclose against any real or personal property collateral; (ii) exercising self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment, or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief, including those arising from the exercise of the actions detailed in section (i), (ii), and (iii) of this paragraph.
4)	Arbitrator Qualifications and Powers: Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any Dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. Every arbitrator must be a neutral practicing attorney or a retired member of the state or federal judiciary, in either case with a minimum of ten years’ experience in the substantive law applicable to the subject matter of the Dispute. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all Disputes in accordance with the applicable substantive law and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the applicable state rules of civil procedure, or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.
5)	Discovery: In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the Dispute being arbitrated and must be completed no later than 20 days before the hearing date. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.
6)	Class Proceedings and Consolidations: No party shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties to this Agreement, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.
7)	Miscellaneous: To the maximum extent practicable, the AAA, the arbitrators, and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the documents between the parties or the subject matter of the Dispute shall control. This arbitration provision shall survive the repayment of the obligations that are the subject of this agreement and the termination, amendment, or expiration of any of the documents or any relationship between the parties.
8)	SBA Arbitration: The parties specifically agree that the provisions of the Arbitration Program set forth above are not applicable to any dispute between any party and the U.S. Small Business Administration (the “SBA”), including but not limited to, any dispute with the SBA after purchase of the loan by the SBA.

22. SMALL BUSINESS ADMINISTRATION (SBA)

When SBA is the holder, this Agreement will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax or liability. As to this Agreement, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

24. FACSIMILE AND COUNTERPARTS

This document may be signed in any number of separate copies, each of which shall be effective as an original, but all of which taken together shall constitute a single document. This Agreement shall be valid, binding, and enforceable against a party when executed by an authorized individual on behalf of the party by means of (i) an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, or any other relevant and applicable electronic signatures law; (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.

25. TELEPHONE MONITORING AND CONTACTING YOU

The Lender may monitor or record calls. You agree, in order for Lender to service the Loan or to collect any amounts you may owe, that Lender may from time to time make calls and send text messages to you, using prerecorded/artificial voice messages and/or through the use of an automatic dialing device, at any telephone number associated with your account, including mobile telephone numbers that could result in charges to you. You also expressly consent to Lender sending email messages regarding your Loan to your email address.

26. FINAL AGREEMENT

The persons and entities signing below (“Party”, or collectively, the “Parties”) acknowledge and agree that each Party’s execution of this Agreement constitutes acknowledgment that such Party (i) agrees that there are no oral agreements relating to this Agreement, (ii) agrees that agreements will be binding upon Lender only if in writing and signed by Lender, and (iii) acknowledges receipt of the following Notice, and to the fullest extent allowed by law, agrees to be bound by the terms of this Agreement and this Notice.

Notice: This Document And All Other Documents Relating To This Loan Constitute A Written Loan Agreement Which Represents The Final Agreement Between The Parties And May Not Be Contradicted By Evidence Of Prior, Contemporaneous, Or Subsequent Oral Agreements Of The Parties. There Are No Unwritten Oral Agreements Between The Parties Relating To This Loan.

27. TIME IS OF THE ESSENCE. Time is of the essence in the performance of the Agreement.

28. JOINT AND SEVERAL LIABILITY. The obligations of each Borrower shall be joint and several.

29. STATE SPECIFIC PROVISIONS.

If Borrower is resident of Delaware, Pennsylvania, or Maryland:

Confession Of Judgment. The Undersigned Hereby Irrevocably Authorizes And Empowers Any Attorney-At-Law To Appear In Any Court Of Record And To Confess Judgment Against The Undersigned For The Unpaid Amount Of This Note As Evidenced By An Affidavit Signed By An Officer Of Lender Setting Forth The Amount Then Due, Together With All Indebtedness Provided For Therein (With Or Without Acceleration Of Maturity), Plus Attorneys’ Fees Of Ten Percent (10%) Of The Total Indebtedness Or Five Thousand Dollars ($5,000.00), Whichever Is The Larger Amount For The Collection, Which Borrower And Lender Agree Is Reasonable, Plus Costs Of Suit, And To Release All Errors, And Waive All Rights Of Appeal. The Undersigned Expressly Releases All Errors, Waives All Stay Of Execution, Rights Of Inquisition And Extension Upon Any Levy Upon Real Estate And All Exemption Of Property From Levy And Sale Upon Any Execution Hereon; And The Undersigned Expressly Agrees To Condemnation And Expressly Relinquishes All Rights To Benefits Or Exemptions Under Any And All Exemption Laws Now In Force Or Which May Hereafter Be Enacted. No Single Exercise Of The Foregoing Warrant And Power To Confess Judgment Will Be Deemed To Exhaust The Power, Whether Or Not Any Such Exercise Shall Be Held By Any Court To Be Invalid, Voidable Or Void; But The Power Will Continue Undiminished And May Be Exercised From Time To Time As Lender May Elect Until All Amounts Owing On This Note Have Been Paid In Full. The Undersigned Hereby Waives And Releases Any And All Claims Or Causes Of Action Which The Undersigned Might Have Against Any Attorney Acting Under The Terms Of Authority Which The Undersigned Has Granted Herein Arising Out Of Or Connected With The Confession Of Judgment Hereunder.

If Borrower is resident of Ohio:

Confession Of Judgment. The Undersigned Hereby Irrevocably Authorizes And Empowers Any Attorney-At-Law To Appear In Any Court Of Record And To Confess Judgment Against The Undersigned For The Unpaid Amount Of This Note As Evidenced By An Affidavit Signed By An Officer Of Lender Setting Forth The Amount Then Due, Together With All Indebtedness Provided For Therein (With Or Without Acceleration Of Maturity), Plus Attorneys’ Fees Of Ten Percent (10%) Of The Total Indebtedness Or Five Thousand Dollars ($5,000.00), Whichever Is The Larger Amount For The Collection, Which Borrower And Lender Agree Is Reasonable, Plus Costs Of Suit, And To Release All Errors, And Waive All Rights Of Appeal. The Undersigned Expressly Releases All Errors, Waives All Stay Of Execution, Rights Of Inquisition And Extension Upon Any Levy Upon Real Estate And All Exemption Of Property From Levy And Sale Upon Any Execution Hereon; And The Undersigned Expressly Agrees To Condemnation And Expressly Relinquishes All Rights To Benefits Or Exemptions Under Any And All Exemption Laws Now In Force Or Which May Hereafter Be Enacted. No Single Exercise Of The Foregoing Warrant And Power To Confess Judgment Will Be Deemed To Exhaust The Power, Whether Or Not Any Such Exercise Shall Be Held By Any Court To Be Invalid, Voidable Or Void; But The Power Will Continue Undiminished And May Be Exercised From Time To Time As Lender May Elect Until All Amounts Owing On This Note Have Been Paid In Full. The Undersigned Hereby Waives And Releases Any And All Claims Or Causes Of Action Which The Undersigned Might Have Against Any Attorney Acting Under The Terms Of Authority Which The Undersigned Has Granted Herein Arising Out Of Or Connected With The Confession Of Judgment Hereunder.

WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE

If Borrower is resident of Virginia:

Confession Of Judgment. In The Event Of Any Default Under This Instrument, Including, But Not Limited To Any Payment Under This Instrument Not Being Paid When Due, Whether At Maturity, By Acceleration Or Otherwise, Borrower Hereby Irrevocably Appoints And Constitutes Dawn Dibenedetto Whose Address Is 400 N 8Th Street, Suite 1150, Richmond, VA 23219, Borrower’s Duly Constituted Attorney-In-Fact To Appear In The Clerk’s Office Of The Circuit Court For City Of Richmond, Virginia Or In Any Other Court Of Competent Jurisdiction, And To Confess Judgment Pursuant To The Provisions Of Section 8.01-432 Of The Code Of Virginia Of 1950, As Amended, Against Borrower For All Principal And Interest And Any Other Amounts Due And Payable Under This Instrument As Evidenced By An Affidavit Signed By An Officer Of The Lender Setting Forth The Amount Then Due, Together With Attorney’s Fees And Collection Fees As Provided In This Instrument (To The Extent Permitted By Law). This Power Of Attorney Is Coupled With An Interest And May Not Be Terminated By Borrower And Shall Not Be Revoked Or Terminated By Borrower And Shall Not Be Revoked Or Terminated By Borrower’s Death, Disability Or Dissolution. If A Copy Of The Instrument, Verified By Affidavit, Shall Have Been Filed In The Above Clerk’s Office, It Will Not Be Necessary To File The Original As A Warrant Of Attorney. Borrower Releases All Errors And Waives All Rights Of Appeal, Stay Of Execution, And The Benefit Of All Exemption Laws Now Or Hereafter In Effect. Borrower Shall, Upon Lender’s Request, Name Such Additional Or Alternative Person(S) Designated By Lender As Borrower’s Duly Constituted Attorney(S)-In-Fact To Confess Judgment Against The Borrower. No Single Exercise Of The Power To Confess Judgment Shall Be Deemed To Exhaust The Power And No Judgment Against Fewer Then All The Persons Constituting The Borrower Shall Bar Subsequent Action Or Judgment Against Any One Or More Of Such Persons Against Whom Judgment Has Not Been Obtained In This Instrument.

If Borrower is resident of Wisconsin:

Each Borrower who is married represents that this obligation is incurred in the interest of his or her marriage or family.

If Borrower is resident of Missouri:

Oral or unexecuted agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to the credit agreement. To protect you, the Borrower(s), and us, the Lender, from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.

If Borrower is resident of Illinois:

Borrower Agrees That Borrower, This Note And All Other Documents Executed In Connection Herewith, Regardless Of The Choice Of Law Made By Lender/Holder, Shall Be Governed By The Provisions Of The Credit Agreements Act (As Enacted By And Interpreted In The State Of Illinois) (815 Ilcs 160 Et. Seq.) And As That Act May Be Amended From Time To Time.

If Borrower is resident of Oregon:

Under Oregon Law, Most Agreements, Promises And Commitments Made By Lender Concerning Loans And Other Credit Extensions Which Are Not For Personal, Family, Or Household Purposes Or Secured Solely By Grantor’s/Borrower’s Residence Must Be In Writing, Express Consideration And Be Signed By An Authorized Representative Of Lender To Be Enforceable.

If Borrower is resident of Washington:

Oral Agreements Or Oral Commitments To Loan Money, Extend Credit, Or To Forbear From Enforcing Repayment Of A Debt Are Not Enforceable Under Washington Law.

Wells Fargo Bank, National Association

By

Name
Division Lending Manager
Title
05/03/2020
Date

Borrower Acknowledgement and Acceptance

By signing below, and intending to be legally bound, Borrower acknowledges receipt of the Agreement.

Gold Leaf Distribution LLC

/s/ Robert A Clark
By

Robert A Clark
Name (Borrower’s Signature)

Title (Borrower’s Title)

If Borrower is resident of Delaware, Pennsylvania, Ohio, Maryland or Virginia:

Borrower (Borrower’s Name)

Wells Fargo Bank, National Association
Lender

05/04/2020 | 7:36:11 AM CDT
Date

Disclosure for Confession of Judgment

I/We have executed a Promissory Note (the “Note”) obligating Borrower to repay the amount described therein.

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I/We understand that the Note contains wording that would permit Lender to enter judgment against Borrower in Court, without advance notice to Borrower and without offering Borrower an opportunity to defend against the entry of judgment, and that the judgment may be collected immediately by any legal means.

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In executing the Note, Borrower is knowingly, understandingly and voluntarily waiving its rights to resist the entry of judgment against it at the courthouse, including any right to advance notice of the entry of, or execution upon, said judgment, and Borrower is consenting to the confession of judgment.

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